EXHIBIT 10.2

AGREEMENT FOR THE EXPLORATION AND EXPLOITATION OF THE MINING PROJECT, THE SUBJECT HEREOF, THAT IS ENTERED INTO BY THE COMPANY NAMED MINERA APOLO, S.A. DE C.V. (HEREINAFTER REFERRED TO AS "MINERA APOLO"), REPRESENTED BY ITS PRESIDENT AND ATTORNEY-IN-FACT, MR. DONALD F. MCLEROY; BY THE COMPANY NAMED SIERRA MADRE RESOURCES, S.A. DE C.V. (HEREINAFTER REFERRED TO AS "SIERRA MADRE") REPRESENTED BY ITS ATTORNEY, LICENCIADO VICTOR GARCIA JIMENEZ; AND BY THE COMPANY NAMED CAN-CAL RESOURCES LTD. (HEREINAFTER REFERRED TO AS "CAN-CAL"), REPRESENTED BY ITS PRESIDENT AND ATTORNEY-IN-FACT, MR. ANTHONY F. CIALI, IN ACCORDANCE WITH THE FOLLOWING STATEMENTS AND CLAUSES:

                                   STATEMENTS

I.   MINERA APOLO DECLARES, THROUGH ITS REPRESENTATIVE, THAT:

     a) It is a mining company duly organized and existing pursuant to the laws of the United Mexican States, in the terms of the Public Instrument Number 4601, dated the day 15 of October of 1976, notarized and attested to by Licenciado Adrian R. Iturbino Galindo, Notary Public No. 139 for Districto Federal, duly recorded with the Public Registry of Commerce for Districto Federal, under the Commercial Folio No. 217, on the day 12 of November of 1976; and recorded under Number 118 at page 85 of Volume XXI of the book of Mining Companies with the Public Registry of Mining on the day 10 of December of 1976;

     b) It has the economic and legal capacity to be bound by the terms of this Agreement;

     c) Its representative has the faculties necessary for the execution of this Agreement, which have not been revoked or limited in any form whatsoever;

     d) It is the sole and legitimate holder of 100% (one hundred percent) of the rights derived from the following mining concessions which are located in the Municipality of Pinos, State of Zacatecas, Mexico, hereinafter referred to collectively as the "Mining Concessions":

MINING                                                TYPE OF
CONCESSION            TITLE NO.       HECTARES      CONCESSION
EL PERRO I              204061          61.7254     EXPLOITATION
TANOUS                  185956           8.3487     EXPLOITATION
LA PAZ                  183814         122.2521     EXPLOITATION
LA PAZ II               180417          30.7413     EXPLOITATION
LA PAZ III              214859          51.4413     EXPLOITATION
ANTONIO BARIO I         180440          72.8234     EXPLOITATION
APOLO FRAC. II          180419          10.4892     EXPLOITATION



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     e) Within the Mining Concessions, it has designated an area, referred to as the Catanava Block (the "Catanava Block"), comprising 131.566 (one hundred thirty one and decimal point five hundred sixty six) hectares, which is the subject of this Agreement. The dimensions and location of the Catanava Block are attached hereto as Exhibit A;

     f) The Mining Concessions are in force and current in compliance with all obligations established by the Mining Law and its Regulations and the Federal Fees Law, and as of the signature date of this Agreement, no official communication whatsoever has been received or issued by the General Bureau of Mines or other authority that could affect the rights derived from the Mining Concessions in any form;

     g) The Mining Concessions are free of all kinds of liens, impediments or claims of third parties, royalties, including but not limited to attachments, expropriation, temporary occupation, debt, contingencies, obstacles or litigation that could affect the object of this Agreement or reduce the value of the Mining Concessions;

     h) No type of obligation has been acquired with respect to any third party which prevents it from entering into this Agreement, nor are there pending proceedings or possible proceedings that expose the Mining Concessions, or the validity of this Agreement, to risk;

     i) Any available information with regard to the Mining Concessions has been delivered or disclosed to SIERRA MADRE; and

     j) The conditions and operations related to the Mining Concessions are in full compliance with the laws that govern environmental matters, and there are no orders or requirements in force related to environmental issues by which any remedy, work programs or expenses with respect to the Mining Concessions are sought, nor has it received any communication related to the foregoing, nor is it aware of there being any grounds on which such orders or requirements could be issued.


II.  SIERRA MADRE DECLARES, THROUGH ITS REPRESENTATIVE, THAT:

     a) It is a mining company duly organized and existing in accordance with the laws of the United Mexican States in the terms of Public Instrument Number 49,282, dated the day 18 of September of 2003, notarized and attested to by Licenciado Adrian R. Iturbide Galindo, Notary Public No. 140 for Mexico City, Federal District, duly recorded with the Public Registry of Commerce of the Mexico City, Federal District, under Commercial folio No. 312546, on the day 31 of December of 2003; recorded under Number 97 at page 49 of Volume XXXVIII of the book of Mining Companies with the Public Registry of Mining on the day 27 of February of 2004;



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     b) It has the economic and legal capacity to be bound by the terms of this
        Agreement;

     c) In terms of the public instrument referred to in paragraph (a), above, its representative has the faculties necessary for the execution of this Agreement, which have not been revoked or limited in any form whatsoever; and

     d) It agrees to join its efforts and resources with those of MINERA APOLO for the Development of the Project, the subject of this Agreement, under the terms and conditions stipulated herein.


III. CAN-CAL DECLARES, THROUGH ITS REPRESENTATIVE, THAT:

     a) It is a mining company duly organized and existing in accordance with the laws of the United States of America, in accordance with its Articles of Incorporation, filed and recorded in the Office of the Secretary of State of the State of Nevada on the day 22 of March of 1995;

     b) It has the economic and legal capacity to be bound by the terms of this Agreement; and

     c) Its representative has the faculties necessary for the execution of this Agreement, which have not been revoked or limited in any form whatsoever.

Based on the foregoing Declarations, the Parties agree to this Agreement, subject to the following:


                                     CLAUSES


FIRST     RIGHTS TO EXPLORE AND EXPLOIT THE PROJECT.

MINERA APOLO shall grant to SIERRA MADRE the exclusive rights to the exploration and exploitation of the Project constituted within the Mining Concessions for the existing term of the Mining Concessions, and any renewals thereof, and to the exclusive utilization of any equipment, installations and improvements thereon, in accordance with the terms and conditions stipulated in this Agreement, which rights include, among other things, the right to conduct geophysical, geological and drilling programs of any kind; and exploitation programs, such as shaft sinking, blasting, tunneling, construction of facilities and infrastructure improvements, milling and other processing activities; and any other programs and activities that SIERRA MADRE shall deem necessary to properly carry out the exploration and exploitation of the Project. It is agreed that SIERRA MADRE shall be able to be associated with or to employ third parties to collaborate in the execution of the operations, the subject of this clause.



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SECOND    GRANTING OF AN INITIAL OPTION

Upon the execution of this Agreement, MINERA APOLO grants to SIERRA MADRE an exclusive Initial Option (the "Option") to, among other things, satisfy itself as to the legal status of the Mining Concessions, further review available geological and technical data pertaining to the Mining Concessions, to conduct any geological and technical programs it deems necessary and to decide if it wishes to proceed with this Agreement and with the exploration and exploitation of the Project.

The term of this Option shall commence on the date of this Agreement and shall expire on the 90th (ninetieth) day following execution of this Agreement (the "Due Diligence" period). MINERA APOLO shall grant SIERRA MADRE, free of charges and expenses, access to the Project and to all data relating to the Project in its possession to assist SIERRA MADRE with its Due Diligence. If requested by SIERRA MADRE, MINERA APOLO shall make its personnel based in the City of San Luis Potosi available, free of charge, to assist SIERRA MADRE with its Due Diligence. SIERRA MADRE shall be responsible for any costs incurred, which are directly related to its Due Diligence efforts.

At, or prior to, the conclusion of the Due Diligence period, SIERRA MADRE shall notify MINERA APOLO, in writing, whether it wishes to proceed with the Development of the Project

If SIERRA MADRE exercises the Option, SIERRA MADRE shall have the right to assign (the "Assignment") its rights and interests in this Agreement to a wholly owned Mexican legal corporation ("NEWCO"), to be organized and owned 100% (one hundred percent) either by SIERRA MADRE or SIERRA MADRE'S United States parent company, CAN-CAL, a Nevada-based public company listed on the United States Over-The-Counter Bulletin Board ("OTC BB"), under the stock symbol: CCRE. In this Agreement, NEWCO'S parent company, whether it should be SIERRA MADRE or CAN-CAL, shall hereinafter be referred to as "the MAJORITY SHAREHOLDER." It is SIERRA MADRE'S and the MAJORITY SHAREHOLDER'S intention that NEWCO shall be responsible for the Development of the Project should SIERRA MADRE exercise the Option.

THIRD     INTERESTS OF THE PARTIES

If SIERRA MADRE exercises the Option and makes the Assignment in Clause Second, above, the MAJORITY SHAREHOLDER shall ensure that NEWCO issues sufficient shares of its common stock to MINERA APOLO, such that MINERA APOLO shall own 49% (forty-nine percent), and the MAJORITY SHAREHOLDER 51% (fifty-one percent), of the issued and outstanding common stock of NEWCO at the commencement of the Development of the Project. MINERA APOLO shall receive its 49% (forty-nine percent) equity interest in NEWCO in consideration of MINERO APOLO granting NEWCO the exclusive rights to explore and exploit the Project and access to, and exclusive use of, any equipment, installations and improvements that exist on the Project as of the signing of this Agreement. Under no circumstances shall MINERA APOLO be



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permitted to either refuse receipt of the shares of NEWCO from the MAJORITY
SHAREHOLDER or not grant NEWCO the exclusive rights noted above.

FOURTH.   DEVELOPMENT OF THE PROJECT

MINERA APOLO and SIERRA MADRE enter into this Agreement to establish and regulate the terms of the participation of the Parties and other conditions related to the Development of the Project, in which MINERA APOLO shall participate with its resources and goods but not limited to the rights derived from the Mining Concessions, whether for exploration or exploitation, in addition to any improvements, equipment and installations existing on the Project; and assuming SIERRA MADRE makes the Assignment in Clause Second, above, the MAJORITY SHAREHOLDER shall ensure that NEWCO shall participate with the financing, mining experience and management of the mining project to comply with the terms of this Agreement. The form in which the expression "the Parties" is used in this Agreement includes MINERA APOLO, SIERRA MADRE and CAN-CAL and any other party that, from hereafter, acquires a participation in the Project according to this Agreement.

The expressions the "Development of the Project" or the "Project" used in this Agreement mean the mining project referred to as "The Catanava Block" constituted within the Mining Concessions and the rights derived from the applications for said Mining Concessions, all of which are located in the Municipality of Pinos, State of Zacatecas, Mexico, for which a location diagram of the Mining Concessions is attached hereto as Exhibit B.

The Parties agree that the MAJORITY SHAREHOLDER shall be the operator (the "Operator") of the Development of the Project, responsible for the daily management of the administrative, managerial, and technical operations of the Project. If CAN-CAL is the MAJORITY SHAREHOLDER of NEWCO, it shall have the right to appoint SIERRA MADRE, or any other wholly owned subsidiary or legal entity in which it has more than a 50% (fifty percent) equity interest, as Operator.

FIFTH.    OPERATING COMMITTEE.

If SIERRA MADRE exercises the Option and makes the Assignment in Clause Second, above, MINERO APOLO and the MAJORITY SHAREHOLDER, as the shareholders of NEWCO following the Assignment, agree to timely form an Operating Committee (the "Committee") of the Board of Directors of NEWCO. The Committee shall have the overall responsibility for the supervision of the Development of the Project. The Committee will be comprised of 4 (four) members, 2 (two) of whom will be appointed by MINERA APOLO and shall include the President of MINERA APOLO, and the 2 (two) remaining members shall be appointed by the MAJORITY SHAREHOLDER and shall include the President of the MAJORITY SHAREHOLDER. The members will exercise their duties and responsibilities as Committee members without any economic compensation.




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The Committee shall have among its obligations and attributes the following:

     i) The Committee shall decide on the acquisition of any additional concessions to be added to the Project. In no case will MINERA APOLO, or any of its stockholders, employees, advisors or related parties, be permitted to make a new application for any concession which is located in an area of 5 (five) kilometers from the Project, unless approved in advance and in writing by the Committee;
     ii) If the Committee decides to acquire a new concession located within an area of 5 (five) kilometers from the Project, the concession will be applied for in the name of NEWCO, and any such concession shall form part of the Project and will be subject to conditions of this Agreement; and
     iii) The Committee will decide on the appropriate exploration and exploitation programs for the Development of the Project, based on the recommendations and direction of the Operator.

The Committee shall meet and adopt decisions as follows:

     i) The Committee shall meet at least once each quarter or more frequently if the Operator so determines;
     ii) The members of the Committee must be given notice at least 10 (ten) calendar days in advance of the date on which the Committee meeting will be held;
     iii) The convocation must be notified to the Committee members by fax or any other means that assures its receipt, in Spanish and in English;
            iv) MINERA APOLO gives as its fax Number to which convocations should be sent the following number in Mexico: (444) 815-1293;
     v) The MAJORITY SHAREHOLDER gives as its fax numbers to which convocations should be sent the following numbers in the USA: (609) 219-7493 and (702) 243-1869;
     vi) If all of the members of the Committee meet without a prior convocation, they may make decisions;
     vii) The Committee may make decisions even when the members do not meet, provided said decisions are ratified in writing by all members who constitute the Committee;
     viii) In order for a Committee meeting to be valid and for decisions to be taken and binding on the Parties, the members who are the respective Presidents of MINERA APOLO and the MAJORITY SHAREHOLDER must be present. Members of the Committee may not be represented by proxy in meetings;
     ix) The Committee may take decisions by a majority of votes present, and in the case of deadlock on a decision by the members of MINERA APOLO and the MAJORITY SHAREHOLDER, the MAJORITY SHAREHOLDER shall have the deciding vote based on its 51% (fifty-one percent) equity interest in NEWCO; and
     x) The decisions that the Committee adopts are binding for the signatories of this Agreement.



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In addition to other matters prescribed in this Agreement, MINERA APOLO and the
MAJORITY SHAREHOLDER agree and shall ensure that the Board of Directors of NEWCO shall approve resolutions on the Project's profits and losses, on expenses and investment budgets, and other matters of importance for the Development of the Project, complying with the provisions contained in this Agreement regarding the functions, liabilities, rights, and obligations of the Parties, according to the following dispositions:

     i) The MAJORITY SHAREHOLDER will determine the profits and losses of each commercial year in agreement with the accounting principles that govern in Mexico;
     ii) The commercial years of the Project will be established on an annual basis, and they shall begin on the day 1 of January and end on the day 31 of December of each year, except for the first year that will be irregular and shall run from the date this Agreement is signed to the day 31 of December of 2005;
     iii) The MAJORITY SHAREHOLDER will prepare and will deliver to the Committee the balance sheet and the other financial statements of the commercial year (" the Annual Balance") at the latest within 3 (three) months following the end of each commercial year. The accounting records and all supporting documentation shall remain at the MAJORITY SHAREHOLDER'S tax address located at San Francisco No. 656-601, Col. Del Valle, 03100, Mexico, D.F. or at any future address that may be properly notified by the MAJORITY SHAREHOLDER;
     iv) The resolutions approving the Annual Balance, any distribution of profits or their reinvestment or their use in the amortization of losses or in the creation or reconstitution of reserves and on other matters of interest for the Project discussed in the Annual Meeting of the Committee shall be approved by the majority of the participation interests of the Parties.
     v) The profits and the losses, when the Annual Meeting of the Committee do not decide to apply them to other ends, shall be distributed in accordance with the participation interests of the Parties;
     vi) No distribution of profits will be decreed if they are not actually made and shown as such in the Annual Balance;
     vii) The MAJORITY SHAREHOLDER will prepare and deliver to MINERA APOLO a monthly balance at the latest within the month following the end of each calendar month. The accounting records and supporting documentation shall remain at MINERA APOLO'S disposal as, where, and for the use provided at the MAJORITY SHAREHOLDER'S tax address as indicated in section (iii), above, of this Clause;
     viii) The profit distributions to MINERA APOLO shall be paid to it at the MAJORITY SHAREHOLDER'S tax address indicated in section (iii), above, of this Clause; and
     ix) The operating and capital budget (hereinbefore and hereinafter called "the Period's Budget") may be annual or for a shorter period, as resolved by the Committee. The MAJORITY SHAREHOLDER shall deliver or send to the Committee the Period's Budget at least 15 (fifteen) calendar days ahead of the

     x) date on which it will be discussed and approved by the Committee. Once approved, the MAJORITY SHAREHOLDER shall notify the Committee, in writing, at meetings of the Committee during the course of the year, of any changes to the Period Budget, and any material variances, defined as greater than 20% (twenty percent) of any Period Budget line item or 5% (five percent) of the total Period Budget, which must be approved by the Committee in advance. The Period's Budget shall include only expenses that benefit the Project directly, unless the Parties decide otherwise. The Project shall not pay charges coming from the shareholders of the Parties, different from the ones provided herein or different from the ones expressly and previously authorized by both Parties.

All the provisions of this Clause Fifth, as well as Clause Sixth, below, shall be set forth in the corporate records of NEWCO and ratified, as such, by NEWCO'S Board of Directors. In addition, the Parties agree that NEWCO'S articles of incorporation and by-laws, as applicable, shall contain the following provisions:

     i) Any increase in NEWCO'S share capital, whether of the fixed or variable capital, must be approved, in advance, by a vote of at least 65% (sixty-five percent) of NEWCO'S shares outstanding at the time, and
     ii) A unanimous vote of NEWCO'S Board of Directors is required for the authorization of: a) Third party financing agreements, b) Purchase of any third party securities or other non-mining-related obligations, and c) Any changes to NEWCO'S articles of incorporation and by-laws.

SIXTH.    MANAGEMENT OF NEWCO AND PROJECT MANAGER.

The MAJORITY SHAREHOLDER shall have the sole right to appoint the President and officers of NEWCO, subject to the approval of NEWCO'S Board of Directors.

The MAJORITY SHAREHOLDER shall have the right to appoint the Project Manager, who will direct the daily operations of the Development of the Project. Said appointment shall be subject to the approval of MINERA APOLO, which shall not be unreasonably withheld. The Project Manager will report directly to the MAJORITY SHAREHOLDER, on a daily basis, as well as to the Committee at least quarterly at meetings of the Committee or when so determined by the Committee.

SEVENTH. CONSIDERATION FOR SIERRA MADRE'S OPTION AND THE MAJORITY SHAREHOLDER'S RIGHT TO PARTICIPATE IN THE DEVELOPMENT OF THE PROJECT.

Upon this Agreement being duly recorded with the Public Registry of Mining, SIERRA MADRE shall pay MINERA APOLO US$25,000 for the Option, payable wholly in restricted publicly traded common stock of CAN-CAL, pursuant to the United States Securities and Exchange Commission Rule 144 ("restricted shares"). The number of restricted shares to be issued to MINERA APOLO shall be determined by dividing US$25,000 by the average of CAN-CAL'S closing share prices on the OTC BB during the 5 (five) trading days prior to the signing of this Agreement.




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If SIERRA MADRE elects to proceed with the Development of the Project at, or prior to, the conclusion of the Due Diligence period and assigns its rights and interests in this Agreement to NEWCO, the MAJORITY SHAREHOLDER agrees and shall ensure that NEWCO shall pay MINERA APOLO an additional US$50,000, as follows: a.) US$25,000 in cash and b.) US$25,000 payable in CAN-CAL restricted shares. The number of restricted shares to be issued to MINERA APOLO shall be determined by dividing US$25,000 by the average of CAN-CAL'S closing share prices on the OTC BB during the 5 (five) trading days prior to SIERRA MADRE'S election notification to MINERA APOLO to proceed with the Development of the Project.

In all cases, the restricted shares of CAN-CAL shall be delivered to the representative of MINERA APOLO, at the company's address indicated in Clause Nineteenth, below, within 10 (ten) business days following the due dates noted above. Under no circumstances shall MINERA APOLO be permitted to refuse receipt of the restricted shares.

Unless this Agreement is terminated, as provided for herein, the MAJORITY SHAREHOLDER agrees and shall ensure that NEWCO shall be responsible for making the following additional payments to MINERA APOLO:

(a.) Advance Minimum Royalty Payments:

NEWCO shall pay MINERA APOLO, in cash, Advance Minimum Royalty Payments, payable quarterly in arrears, as from the date SIERRA MADRE exercises its Option to proceed with the Development of the Project, as follows:

        - 3 (three) months after the Option is exercised         US$5,000
        - 6 (six) months after the Option is exercised           US$10,000
        - 9 (nine) months after the Option is exercised          US$15,000
        - 12 (twelve) months after the Option is exercised       US$20,000
        - 15 (fifteen) months after the Option is exercised
            and quarterly thereafter                             US$25,000

NEWCO shall be entitled to deduct all Advance Minimum Royalty Payments against any future Net Smelter Return ("NSR") royalty payments due MINERA APLOLO.

(b.) NSR Royalty Payments:

In addition to MINERA APOLO'S participation interest in the Project, NEWCO shall pay MINERA APOLO, quarterly in arrears, a 1% (one percent) NSR Royalty, in accordance with mining industry standards, on the sale of any mineral products from the Project. No NSR Royalty payments shall be due MINERA APOLO until NEWCO has recovered all prior Advance Minimum Royalty payments made to MINERA APOLO. The NSR Royalty due MINERA APLOL shall be paid by not later than the 45th (forty-fifth) day following the end of each quarter.



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EIGHT.    OBLIGATIONS TO PROVIDE FINANCING FOR THE DEVELOPMENT OF THE PROJECT.

MINERA APOLO and the MAJORITY SHAREHOLDER agree that NEWCO shall be solely responsible for providing the financial resources for the Development of the Project, in accordance with the terms and conditions of this Agreement. The financial resources required by NEWCO for the Development of the Project shall be provided to NEWCO, when and as required, by the MAJORITY SHAREHOLDER, which obligation shall cease when MINERA APOLO is provided with notice that NEWCO has commenced commercial production ("Commercial Production"), defined as the point in time when NEWCO receives the first cash proceeds from any precious metals sales following NEWCO'S notice to MINERA APOLO that it has commenced production at the minimum monthly rate specified in Clause Thirteenth (iii), below. Once in Commercial Production, MINERA APOLO and the MAJORITY SHAREHOLDER shall be responsible for funding any of NEWCO'S financial requirements in excess of the Project's periodic cash flow (the "Incremental Funding Requirement"). MINERA APOLO and the MAJORITY SHAREHOLDER shall contribute to NEWCO'S Incremental Funding Requirement in accordance with each Party's then equity interest in NEWCO. If one of the Parties fails to provide any, or all, of its proportionate share of NEWCO'S Incremental Funding Requirement, the other Party may contribute to make up for any deficiency on the part of the non-funding Party, for which the funding Party shall have the right to be repaid by NEWCO as a first, priority call on any subsequent dividend distributions by NEWCO, until the amount funded by the funding Party on behalf of the deficient funding Party, plus interest calculated and accrued at the US Prime Rate of interest, is completely repaid.

In consideration for providing the financial resources for the Development of the Project, as well as for the overall management oversight of NEWCO, the MAJORITY SHAREHOLDER shall be entitled to an administrative fee (the "Fee") that shall be calculated at 15% (fifteen percent) of the Project's monthly exploration and exploitation expenditures incurred prior to NEWCO achieving Commercial Production. The Project's monthly exploration and exploitation expenditures and monthly operating expenses during the Development of the Project shall not include any non-cash charges, such as depreciation and amortization, or the Fee. The Fee shall be accrued on a monthly basis and shall be payable to the MAJORITY SHAREHOLDER ratably over a period of 15 (fifteen) months following NEWCO'S notice to MINERA APOLO that it has commenced Commercial Production, as defined above. No interest charges shall be applicable to any outstanding Fee accruals.

NINTH.    TERMINATION.

a) MINERA APOLO shall be prohibited from terminating this Agreement, unless SIERRA MADRE or the MAJORITY SHAREHOLDER fails to fulfill any of its obligations under this Agreement. For said purposes, MINERA APOLO shall provide SIERRA MADRE or the MAJORITY SHAREHOLDER, as applicable, with a Notice, in writing, of the default, and if, after a period of sixty 60 (sixty)



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



     days from the date of delivery of the Notice, the default has not been cured by SIERRA MADRE or the MAJORITY SHAREHOLDER, as applicable, MINERA APLOLO shall have the right, at its option, to demand fulfillment in a court of law or to terminate this Agreement.

b) SIERRA MADRE or the MAJORITY SHAREHOLDER shall be entitled to terminate this Agreement at any time and for any reason, by providing a 30 (thirty) days advance notification of termination, in writing, to MINERA APOLO. Once the notice is effective, SIERRA MADRE or the MAJORITY SHAREHOLDER, as applicable, shall: i.) Forfeit all funding obligations paid to date, ii.) Be relieved from making any additional funding obligations on behalf of the Project and from making any further payments to MINERA APOLO, unless the payments fall due within the notice period, and iii.) Deliver all technical and accounting information and records on the Project to MINERA APOLO. In addition, the MAJORITY SHAREHOLDER shall relinquish its 51% (fifty-one percent) equity interest in NEWCO to MINERA APOLO.

TENTH.    CONFIDENTIALITY.

Each of the Parties to this Agreement undertakes and agrees:

a) Not to use in any way any Confidential Information of any other Party or the Project without the prior approval of that other Party;

b) Not to disclose to any person or assist or make it possible for any person to observe any Confidential Information of any other Party or the Project, without the prior approval of that other Party or otherwise in accordance with the provisions of this Clause; and

c) Not to allow or assist or make it possible for any person (other than any of the Parties) to observe any Confidential Information of any other Party or the Project, without the prior approval of each other Party.

Nothing in this Clause prohibits the disclosure of Confidential Information by any Disclosing Party:

     (i.)   To any corporation or other entity affiliated with the Disclosing
            Party;

     (ii.) If and to the extent required pursuant to any applicable legislation or other legal requirement or pursuant to the rules or regulations of any recognized stock exchange which are applicable to the Disclosing Party or any entity affiliated with the Disclosing Party, PROVIDED HOWEVER that the Disclosing Party will use its best endeavors to provide a copy of any such disclosure or announcement to the other Party prior to making or releasing the same;

     (iii.) If and to the extent that it may be necessary or desirable to disclose the information to any government or governmental authority or agency in connection with applications for any government consents which are necessary to carry out this Agreement;



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




     (iv.) To a recognized financial institution (and its professional advisers) or other fiduciary in connection with any loan or other financial accommodation sought to be arranged by the Disclosing Party for purposes of this Agreement; (v.) To professional advisers (including legal advisers) and consultants of the Disclosing Party whose duties in relation to the Disclosing Party or under this Agreement necessarily require the disclosure; (vi.) To employees, officers, representatives, and agents of the Disclosing Party whose duties in relation to the Disclosing Party or under this Agreement necessarily require the disclosure; or (vii.) Pursuant to a binding order of any court of competent jurisdiction or other competent authority;

The provisions of this Clause shall survive and continue to bind the Parties following termination of this Agreement, except that if this Agreement is terminated in accordance with Clause Ninth, above, MINERA APOLO shall be free to disclose any Confidential Information related and limited directly to the Project, but not related to the MAJORITY SHAREHOLDER, to third parties for the purpose of promoting and obtaining new investors in the Project.

The undertakings and agreements contained in this Agreement shall be in addition to and shall in no way derogate from the obligations of the Parties in respect of secret and confidential information at law, in equity or under any statute or trade or profession custom or use

ELEVENTH. ASSIGNMENT OR SALE OF A PARTICIPATION IN THIS AGREEMENT.

a) Any of the Parties to this Agreement shall be entitled to assign its participation interest in this Agreement to a wholly owned subsidiary or to a legal entity in which it has more than a 50% (fifty percent) equity interest, or which has more than a 50% (fifty percent) equity interest in it. In such case, the assignee shall agree, in advance, to be legally bound by the terms and conditions of this Agreement.

b) None of the Parties of this Agreement shall have the right to sell the total or any portion of its participation interest in this Agreement to an unaffiliated third party without the prior approval of the other Party, which shall not be unreasonably withheld. The non-selling Party shall be provided with a Right of First Refusal to match any offer for the purchase of any portion of the other Party's participation interest in this Agreement and shall have 60 (sixty) days from receiving notice from the selling Party to exercise its right. If a Party's interest is sold to an unaffiliated third party, said third party shall agree, in advance, to be legally bound by the terms and conditions of this Agreement.



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




TWELFTH.  OBLIGATIONS OF MINERA APOLO.

During the term of this Agreement, MINERA APOLO shall have the following additional obligations:

     i) Not to alienate or promise to alienate any right whatsoever to the Mining Concessions or any equipment, improvements and installations at the Project;
     ii) Not to create any lien whatsoever on the Mining Concessions or any improvements, equipment and installations at the Project;
     iii) Not to grant third parties any right or interest with respect to the Mining Concessions or any equipment, installations and improvements at the Project that could adversely affect or prevent exercise of the rights granted to SIERRA MADRE and the MAJORITY SHAREHOLDER hereunder or affect the value of the Mining Concessions;
    iv) To grant the MAJORITY SHAREHOLDER the right to extend any of the then existing mining operations on the Project onto any of MINERA APOLO'S other Pinos District concessions (the "Concessions") that are contiguous with the Project, so long as MINERA APOLO retains the exploration and exploitations rights to the Concessions at the time this right is exercised pursuant to this clause. If MINERA APOLO subsequently assigns, leases or sells any of the Concessions on which the MAJORITY SHAREHOLDER has extended its mining operations pursuant to this clause, the MAJORITY SHAREHOLDER'S right to continue with said mining operations shall cease 1 (one) year after the signing of any such assignment, lease or sale.
     v) To grant the MAJORITY SHAREHOLDER the right to utilize as much of the 85 (eighty-five) hectares of surface rights outside of the Project area that MINERA APOLO owns on the Concessions, except for the tailings area and any areas that are subject to other third party surface rights agreements in force as of the signing of this Agreement, as reflected in the attached Exhibit C, for the purposes of access and the installation of whatever processing facilities and improvements the MAJORITY SHAREHOLDER deems necessary or appropriate in order to process the ore from the Project's mining operations;
     vi) Pay its proportionate share of the mining fees with respect to the Mining Concessions, whether for exploration or exploitation, as specified in Clause Thirteenth (vii), below;
     vii) Give immediate notice to SIERRA MADRE, the MAJORITY SHAREHOLDER, and NEWCO, as applicable, of any government official communication or any claim, demand, or suit of which MINERA APOLO has knowledge and that could limit or adversely affect the rights granted hereunder to SIERRA MADRE, the MAJORITY SHAREHOLDER and NEWCO, as applicable;

     viii) Hold SIERRA MADRE, the MAJORITY SHAREHOLDER, and NEWCO harmless from any liability or loss of value in relation to the Mining Concessions when the claim or demand, to which item (vii), above, refers to, is the responsibility of MINERA APOLO;
     ix) Indemnify SIERRA MADRE, the MAJORITY SHAREHOLDER, and NEWCO for any environmental contingency or similar claim in relation to the activities or operations that have been performed on the Mining Concessions prior to the signature date of this Agreement;
     x) Sign the proof of works for exploration and, if applicable, exploitation on time, as applicable, and any other documents necessary to keep the Mining Concessions in force; and
     xi) Collaborate with SIERRA MADRE, whenever necessary, to carry out the formalization of the Spanish version of this Agreement before a Notary Public and proceed to its registration with the Public Registry of Mining; otherwise, SIERRA MADRE may accelerate termination of this Agreement, and shall be released from its obligation to provide Funds to the Project and to make any future payments to MINERA APOLO as provided in Clause Seventh, above.

THIRTEENTH. OBLIGATIONS OF THE MAJORITY SHAREHOLDER.

During the term of this Agreement, the MAJORITY SHAREHOLDER shall ensure that
NEWCO:

     i) Carries out the Development of the Project in accordance with appropriate and recognized mining industry standards and practices, complying with any related obligations established by the Mining and Environmental Laws and their Regulations, and with the provisions that apply to mine safety;
     ii) Prepares and files, on time, the reports on proof of works for exploration and, if applicable, exploitation, performed on the Mining Concessions comprising the Project;
     iii) Commences production at the Project, at a minimum rate of 3,250 (three thousand two hundred fifty) tonnes per month, within 15 (fifteen) months from exercising its Option to proceed with the Development of the Project, in accordance with Clause Second, above. If NEWCO fails to timely meet the above production requirement, the Advance Minimum Royalty payments due MINERO APOLO in Clause Seventh, above, shall be increased to US$50,000 (fifty thousand US dollars) per quarter until NEWCO either meets the above production requirement or terminates this Agreement;
     iv) Pays to MINERA APOLO the consideration to which Clause Seventh, above, refers; v) Permits MINERA APOLO to inspect the Project and the exploration and exploitation activities that will be carried out by NEWCO, so long as MINERA APOLO provides NEWCO with advance notice of its visits and does not interfere with NEWCO'S exploration and exploitation activities;

     vi) Adopts necessary measures to keep the Mining Concessions and any rights related thereto in force, and perform the acts required to assure that the Mining Concessions remain without any encumbrance or lien, whatsoever, by reason of the exploration and exploitation work undertaken by NEWCO;
     vii) Pays its proportionate share of the mining fees with respect to the Mining Concessions, whether for exploration or exploitation. NEWCO'S proportionate share shall be based on a percentage calculated by dividing the total hectares comprising the Project by the total hectares comprising the Mining Concessions. The remainder of the fees applicable to the Mining Concessions shall be paid by MINERA APOLO; and
     viii) Complies at all times with the federal, state and municipal legal provisions that are applicable to the exploration and exploitation operations on the Mining Concessions.

If, pursuant to a separate agreement, MINERA APOLO grants either SIERRA MADRE or the MAJORITY SHAREHOLDER a majority interest (the "Interest") in the exploration and exploitation rights, as applicable, to the Concessions, and if SIERRA MADRE or the MAJORITY SHAREHOLDER maintains its Interest at the time NEWCO, pursuant to Clause Twelfth (iv), above, wishes to elect its right (the "Right") to extend any of its existing mining operations on the Project onto any of the Concessions that are contiguous with the Project, SIERRA MADRE or the MAJORITY SHAREHOLDER shall honor NEWCO'S Right, if exercised. If SIERRA MADRE or the MAJORITY SHAREHOLDER subsequently assigns, leases or sells its Interest to any of the Concessions on which NEWCO has extended its mining operations pursuant to this clause, NEWCO'S right to continue with said mining operations shall cease 1
(one) year after the signing of any such assignment, lease or sale.

FOURTEENTH.   PRE-PRODUCTION OPERATIONS.

Prior to production commencing at the minimum monthly production rate in Clause Thirteenth (iii.), above, the MAJORITY SHAREHOLDER shall have the right to direct the Operator to initiate a pilot plant operation at the Project to process ore from any of the Project's exploration / exploitation underground mining activities. The scale of the pilot plant operation shall be at a minimum average rate of 50 (fifty) tonnes per day. The MAJORITY SHAREHOLDER must notify MINERA APOLO, in writing, within 6 (six) months from the signing of this Agreement of its intention to proceed with the installation of the pilot plant. If the MAJORITY SHAREHOLDER fails to provide the notice to MINERA APOLO in a timely manner, MINERA APOLO shall be entitled to initiate a small-scale mining and processing operation at the Project until NEWCO commences production at the minimum monthly rate in Clause Thirteenth (iii), above. MINERA APOLO must obtain the MAJORITY SHAREHOLDER'S agreement in advance and in writing, which shall not be unreasonably withheld, for such matters relating to its operation as: permitting; and mining and processing methods, plans, scale and installations. MINERA APOLO'S proposed operation shall comply with any obligations and regulations established by the Mining and Environmental Laws, and related Regulations thereof, and with the Mining Law's provisions that apply to mine safety and shall not exceed an average rate of production of 100 (one hundred) tonnes per day during the term of MINERA APOLO'S operations. When advised in writing by the MAJORITY SHAREHOLDER that production has commenced at the minimum monthly production rate in Clause Thirteenth (iii.), above, MINERA APOLO shall immediately cease its mining operations and shall cease its processing operations within 10 (ten) calendar days from the date of the MAJORITY SHAREHOLDER'S notice or at later date, which the MAJORITY SHAREHOLDER may agree to in writing, at its sole discretion. MINERA APOLO shall be entitled to retain legal title to any equipment it has acquired in support of its operation, as well as any operating supplies and precious metals inventory, but any of its mining and processing-related improvements and installations shall be relinquished and shall become assets for the benefit of the Project.

FIFTEENTH.    NONREDUCTION OF SURFACE AND WAIVER.

During the term of this Agreement, MINERA APOLO is obligated not to carry out, act or to sign any document that would result in any:

     i)     Reduction of the surface of the Mining Concessions; and
     ii)    Waiver of the Mining Concessions.

SIXTEENTH. INDEMNIFICATION.

a) MINERA APOLO agrees to indemnify and hold SIERRA MADRE, CAN-CAL and NEWCO harmless from and against any liabilities, claims, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of SIERRA MADRE'S, CAN-CAL'S or NEWCO'S, as applicable, counsel) that may be incurred by SIERRA MADRE, CAN-CAL or NEWCO, as applicable, relating to or arising out of any breach of the representations and warranties made by MINERA APOLO in Clauses First and Twelfth, hereof, which cannot be cured or, if curable, has not been cured within 60 (sixty) calendar days following the delivery of SIERRA MADRE'S, CAN-CAL'S or NEWCO'S, as applicable, written notification of such default to MINERA APOLO.

b) SIERRA MADRE, CAN-CAL and NEWCO agree to indemnify and hold MINERA APLOLO harmless from and against any liabilities, claims, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of MINERA APOLO'S counsel) that may be incurred by MINERA APOLO relating to or arising out of any breach of the representations and warranties made by SIERRA MADRE, CAN-CAL or NEWCO, as applicable, in Clauses Second, Third and Thirteenth, hereof, which cannot be cured or, if curable, has not been cured within 60 (sixty) calendar days following the delivery of MINERA APOLO'S written notification of such default to SIERRA MADRE, CAN-CAL or NEWCO, as applicable.



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




SEVENTEENTH.   FORCE MAJEURE

a) The obligations of the Parties may be suspended for the time when they are unable to perform same due to force majeure or due to any event outside of their control, including but not limited to (hereafter, the "Event"):

        i) Fire, explosion, earthquake, hurricane, storm, flood, drought, or other event of adverse environmental conditions;
        ii) War, rebellion, act of terrorism, guerrilla acts, social disruption, insurrection or invasion;
        iii) Strike, work stoppage or other analogous labor dispute, taking of control of installations, obstruction, agrarian intrusion, and acts or omissions of indigenous groups, non-governmental organizations, or environmental groups, or groups with similar interests;
        iv) Acts of authorities, suit or other type of judicial determination, disqualification from of obtaining permits, consents, licenses, concessions, authorizations, and opinions;
        v) Work accidents, failures or defects in equipment, machinery or installations; and
        vi) In general, any other analogous events totally out of the will and control of the Parties, which prevent them from fulfilling, all or any, of their obligations.

b) The Party in the cases described in the foregoing section shall notify ("Notice") the Event to the other Party as soon as possible, explaining the origin and the nature of the Event and the time estimated for its duration. The affected Party shall resume performance of its obligations as soon as possible.

c) The parties shall contribute proportionally to eliminating or reducing the cause or event that prevents or delays Development of the Project, or that in any way endangers the assets used in the Development of the Project or the possibility of performance of the operation.

d) If after six months from the date of Notice, the Event still prevails and insufficient efforts have been made to remedy the Event, the other Party shall have the right to terminate this Agreement.

EIGHTEENTH. TOTAL AGREEMENT OF THE PARTIES.

This Agreement reflects the total agreement between the Parties with regard to its purpose, and therefore, it cancels and voids any other agreement or letter of intent entered into among the Parties for the same purpose. The Parties agree to have the signed and binding English version of the Agreement timely translated into the Spanish version, which shall be signed by the Parties, ratified before a Notary Public and registered at the Public Registry of Mining, in accordance with Clause Twelfth (xi), above.




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



NINETEENTH.    NOTICES AND NOTIFICATIONS.

All notices and communications that the Parties must give in relation to this Agreement shall be done in writing. Such notices and communications shall bind the Parties when personally delivered or sent by means that assure actual receipt of notice with proof of same, and are duly addressed to the Party that corresponds at its last address stated for purposes hereof, which until there is a communication to the contrary should be understood as being the following:



"MINERA APOLO"

MINERA APOLO, S.A. de C.V.
Pasaje Verdi 158-1
San Luis Potosi, SLP
78280 Mexico

(Tel/Fax) (444) 815-1293

Attention: Mr. Donald F. McLeroy

"SIERRA MADRE"

SIERRA MADRE RESOURCES, S.A. de C.V.
San Francisco No. 656-601
Col. Del Valle, C.P. 03100
Mexico, D.F.

(Tel) (555) 536-2028 / 3014 (Fax) (555) 543-7307

Attention: Licenciado Victor Garcia Jimenez

 "CAN-CAL"

CAN-CAL RESOURCES LTD.
2500 Vista Mar Drive
Las Vegas, NV 89128 U.S.A.

Attention: Mr. Anthony Ciali.

(Tel) 702-243-1849 (Fax) 702-243-1869




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



Any notices or communications from MINERA APOLO to SIERRA MADRE shall also be copied to CAN-CAL.

Any change in the above mentioned addresses shall be notified by one Party to the others, when it occurs.

TWENTIETH.     APPLICABLE LAWS AND COURTS.

For every thing not expressly stipulated in this Agreement, the Parties submit themselves to the applicable laws in the City of San Luis Potosi, State of San Luis Potosi, Mexico especially those relating to the Mining Law and its Regulations, the Federal Duties Law, the Commerce Code and the Federal Civil Code, and the Parties also agree to submit to the jurisdiction of the competent courts in the City of San Luis Potosi, State of San Luis Potosi, Mexico waiving to the jurisdiction of any other courts to which they may be entitled by reason of their present or future domiciles

TWENTY-FIRST.  LANGUAGE

This Agreement will be signed in Spanish and English language, but in case of controversy or interpretation, the Spanish version will prevail over the English version.

TWENTY-SECOND. VICES OF THE CONSENT

This Agreement has neither been negotiated nor signed under the influence or determination of fraud, bad faith, violence, illicit actions, error, without capacity or any another vice of the consent.


AGREEING WITH ITS CONTENT, THE PARTIES SIGN THIS AGREEMENT IN TRIPLICATE, MINERA APOLO IN THE CITY OF SAN LUIS POTOSI, STATE OF SAN LUIS POTOSI, THE DAY___ OF MARCH OF 2005, SIERRA MADRE IN MEXICO CITY, FEDERAL DISTRICT THE DAY ___ OF MARCH OF 2005 AND CAN-CAL IN LAS VEGAS, NEVADA, USA, THE DAY __ OF MARCH OF 2005, WITH A SIGNED COPY PROVIDED TO EACH OF THE PARTIES.



        "MINERA APOLO":                            "SIERRA MADRE":

MINERA APOLO S.A. de C. V.               SIERRA MADRE RESOURCES, S. A. de C. V.

/s/

  /s/  Donald F. McLeroy                   /s/  Licenciado Victor Garcia Jimenez
-----------------------------            ---------------------------------------
Mr. Donald F. McLeroy                    Licenciado Victor Garcia Jimenez
President

                                                          "CAN-CAL":

                                                     CAN-CAL RESOURCES LTD.



                                                     /s/  Anthony F. Ciali
                                                   -----------------------------
                                                   Mr. Anthony F. Ciali
                                                   President & CEO
























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